EXHIBIT 99.1

One Astoria Federal Plaza, Lake Success, NY 11042-1085 (516) 327-3000
FOR IMMEDIATE RELEASE	Contact:	Peter J. Cunningham First Vice President Investor Relations 516-327-7877 ir@astoriafederal.com

ASTORIA FINANCIAL CORPORATION COMPLETES SALE OF $135 MILLION OF
DEPOSITARY SHARES REPRESENTING INTERESTS IN PREFERRED STOCK

Lake Success, New York – March 19, 2013 – Astoria Financial Corporation (NYSE:AF) (the “Company”), the holding company for Astoria Federal Savings and Loan Association, announced today the closing of its sale of 5,400,000 depositary shares, each representing a 1/40th interest in a share of its Series C Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share and liquidation preference of $1,000 per share, at an offering price of $25.00 per depositary share, for gross proceeds of $135,000,000. The Company has also granted the underwriters a 30-day option to purchase up to an additional 600,000 depositary shares to cover over-allotments, if any, at the same price, for potential additional gross proceeds of $15,000,000. The Company expects to use the net proceeds of the offering for general corporate purposes, which may include, without limitation, subject to approval from the Board of Governors of the Federal Reserve, redemption of its 9.75% junior subordinated debentures, due November 1, 2029, as well as investments in Astoria Federal as regulatory capital and investments at the holding company level.

Dividends will be payable on the Series C Preferred Stock when, as, and if declared by the board of directors of the Company, on a non-cumulative basis, on January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2013, at a rate of 6.50% per annum

Barclays Capital Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC acted as joint book-running managers for the offering. J.P. Morgan Securities LLC, Credit Suisse (USA) Securities LLC, Sandler O’Neill + Partners, L.P. and Jefferies LLC acted as co-managers for the offering. Arnold & Porter LLP served as outside legal counsel to the Company. Hogan Lovells US LLP served as outside legal counsel to the underwriters.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there by any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. The Company conducted the offering pursuant to an effective Registration Statement on Form S-3 (File No. 333-182041) under the Securities Act of 1933, as amended. The offering was made solely by means of a separate prospectus supplement and accompanying prospectus. Prospective investors should read the prospectus in that registration statement, the prospectus supplement and other documents that the Company has filed with the Securities and Exchange Commission (the “SEC”) for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting the SEC website at www.sec.gov. Alternatively, any underwriter participating in the offering will arrange to send a prospective investor the prospectus and preliminary prospectus supplement if such investor requests them by contacting Barclays Capital Inc. by telephone at 1-888-603-5847 or via e-mail at Barclaysprospectus@broadridge.com or c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716 or by telephone at (727) 567-2400 or RBC Capital Markets, LLC by telephone at 1-866-375-6829 or via e-mail at RBCNYFixedIncomeProspectus@rbccm.com.

About the Company

Astoria Financial Corporation, with assets of $16.5 billion, is the holding company for Astoria Federal Savings and Loan Association. Established in 1888, Astoria Federal, with deposits in New York totaling $10.4 billion, is the largest thrift depository in New York and embraces its philosophy of "Putting people first" by providing the customers and local communities it serves with quality financial products and services through 85 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states. Astoria Federal originates residential mortgage loans through its banking and loan production offices in New York, a broker network in four states, primarily along the East Coast, and through correspondent relationships covering nine states and the District of Columbia. Astoria Federal also originates multi-family and commercial real estate loans, primarily on rent controlled and rent stabilized apartment buildings, located in New York City and the metropolitan area.

Forward-Looking Statements

This press release may contain projections and other “forward-looking” statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with future results, plans or performance. We caution you that such statements are predictions and that actual events or results may differ materially. The Company’s expected financial results or other plans are subject to a number of risks and uncertainties. Please see the forward-looking statement disclosure contained in the prospectus supplement relating to the depositary shares for more information about risks and uncertainties. Forward-looking statements speak only as of the date made and the Company undertakes no duty to update the information.